PRESS RELEASE

August 7, 2025

Century Casinos, Inc. Announces Second Quarter 2025 Results

Company Initiates Strategic Review Process to Enhance Shareholder Value.

Colorado Springs, Colorado –  August 7, 2025 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”) (Nasdaq Capital Market®: CNTY) today announced its financial results for the three and six months ended June 30, 2025.

Second Quarter 2025 Highlights*

Compared to the three months ended June 30, 2024:

•	Net operating revenue was $150.8 million, an increase of 3%.
•	Earnings from operations was $16.6 million, an increase of 16%.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($12.3) million, a decrease in net loss of 70%, and basic net loss per share was ($0.40).
•	Adjusted EBITDAR** was $30.3 million, an increase of 10%.

“We are proud of the strength and momentum we have built across our portfolio, which has shown solid year over year growth and generated positive cash flow in the quarter. Following various inquiries from third parties about potential asset sales and strategic partnerships, we have initiated a strategic review process as part of our ongoing commitment to driving long-term value creation and optimizing our portfolio of assets and operations,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked.

UPDATES

Sports Betting – Missouri – In May 2025, the Company announced that it has partnered with BetMGM to operate an online and mobile sports betting application under the Company’s license in Missouri. The agreement includes a percentage of net gaming revenue payable to the Company, with a guaranteed minimum, as well as retail sportsbook options to be exercised at the Company’s discretion. Sports betting is expected to begin in Missouri in the fourth quarter of 2025.

Caruthersville, Missouri – Since the opening of the new casino and hotel on November 1, 2024, net operating revenue and Adjusted EBITDAR** have increased 26% and 31% respectively.

Poland –  The Company was awarded a second license in the city of Wroclaw in March 2025. The Company expects to open the casino in the fourth quarter of 2025. The Company was notified in June 2025 that it had not received a  new license for a second casino in Warsaw and closed the casino at the Hilton Hotel. The license for the Company’s flagship casino in Warsaw at The Presidential Hotel runs through 2028.

Strategic Review Process – The Company’s Board of Directors (the “Board”) has initiated a comprehensive strategic review of its operations, capital structure and strategic growth options. The review will explore a range of potential strategic alternatives for the Company’s assets and businesses aimed at enhancing shareholder value and supporting long-term growth. These alternatives may include opportunities to unlock value within our existing property portfolio, optimize the Company’s capital structure, evaluate potential mergers, strategic partnerships, or the sale of the Company, and to analyze potential divestments of assets or other asset-level transactions. In connection with this review, the Company has engaged Faegre Drinker Biddle & Reath LLP as legal counsel and Macquarie Capital as financial advisor.

This review follows the Company’s recent substantial capital expenditure program and solid operational performance in the second quarter of 2025 and reflects the Board’s proactive approach to positioning the Company for future success in an evolving market landscape. The Board has not set a timetable for the conclusion of this review. At this stage, no commitments or decisions have been made and there can be

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

no assurance that the review will result in any transaction or particular change to the Company’s business. The Company does not intend to make further public comments on the process unless and until it determines that further disclosure is appropriate or necessary.

RESULTS

The consolidated results for the three and six months ended June 30, 2025 and 2024 are as follows:

	For the three months			For the six months
Amounts in thousands, except per share data	ended June 30,		%	ended June 30,		%
Consolidated Results:	2025	2024	Change	2025	2024	Change
Net Operating Revenue	$150,818	$146,435	3%	$281,261	$282,451	—
Earnings from operations	16,575	14,261	16%	23,715	22,547	5%
Net loss attributable to Century Casinos, Inc. shareholders	$(12,309)	$(41,613)	70%	$(32,922)	$(55,157)	40%

Adjusted EBITDAR**	$30,304	$27,448	10%	$50,459	$48,697	4%

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.40)	$(1.36)	71%	$(1.08)	$(1.81)	40%
Diluted	$(0.40)	$(1.36)	71%	$(1.08)	$(1.81)	40%

RESULTS BY Reportable Segment*

Following is a summary of the changes in net operating revenue by reportable segment for the three and six months ended June 30, 2025,  compared to the three and six months ended June 30, 2024:

	Net Operating Revenue
	For the three months				For the six months
Amounts in	ended June 30,		$	%	ended June 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$106,104	$106,515	$(411)	—	$199,401	$202,543	$(3,142)	(2%)
Canada	20,005	19,827	178	1%	36,521	38,153	(1,632)	(4%)
Poland	24,709	20,093	4,616	23%	45,339	41,742	3,597	9%
Corporate and Other	—	—	—	—	—	13	(13)	(100%)
Consolidated	$150,818	$146,435	$4,383	3%	$281,261	$282,451	$(1,190)	—

Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three and six months ended June 30, 2025,  compared to the three and six months ended June 30, 2024:

	Earnings (Loss) from Operations
	For the three months				For the six months
Amounts in	ended June 30,		$	%	ended June 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$14,729	$14,102	$627	4%	$22,076	$22,561	$(485)	(2%)
Canada	4,533	4,362	171	4%	7,894	8,398	(504)	(6%)
Poland	464	(181)	645	356%	355	(202)	557	276%
Corporate and Other	(3,151)	(4,022)	871	22%	(6,610)	(8,210)	1,600	20%
Consolidated	$16,575	$14,261	$2,314	16%	$23,715	$22,547	$1,168	5%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/11

Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three and six months ended June 30, 2025,  compared to the three and six months ended June 30, 2024:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the six months
Amounts in	ended June 30,		$	%	ended June 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$(487)	$(27,593)	$27,106	98%	$(8,030)	$(29,137)	$21,107	72%
Canada	599	1,009	(410)	(41%)	533	2,146	(1,613)	(75%)
Poland	245	(40)	285	713%	81	(35)	116	331%
Corporate and Other	(12,666)	(14,989)	2,323	16%	(25,506)	(28,131)	2,625	9%
Consolidated	$(12,309)	$(41,613)	$29,304	70%	$(32,922)	$(55,157)	$22,235	40%

Items deducted from or added to earnings (loss) from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense, and non-controlling interests.

Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three and six months ended June 30, 2025 compared to the three and six months ended June 30, 2024:

	Adjusted EBITDAR**
	For the three months				For the six months
Amounts in	ended June 30,		$	%	ended June 30,		$	%
thousands	2025	2024	Change	Change	2025	2024	Change	Change
United States	$25,693	$25,037	$656	3%	$44,092	$44,175	$(83)	—
Canada	5,607	5,451	156	3%	9,967	10,599	(632)	(6%)
Poland	1,942	450	1,492	332%	2,488	1,208	1,280	106%
Corporate and Other	(2,938)	(3,490)	552	16%	(6,088)	(7,285)	1,197	16%
Consolidated	$30,304	$27,448	$2,856	10%	$50,459	$48,697	$1,762	4%

Balance Sheet and Liquidity

As of June 30, 2025, the Company had $85.5 million in cash and cash equivalents compared to $84.7 million at March 31, 2025 and $98.8 million at December 31, 2024. Cash and cash equivalents decreased compared to December 31, 2024 primarily due to purchases of property and equipment of $12.5 million. As of June 30, 2025, the Company had $338.1 million in outstanding debt compared to $339.6 million in outstanding debt at December 31, 2024.  The outstanding debt as of June 30, 2025 included $335.1 million related to a term loan under the Company’s credit agreement with Goldman Sachs Bank USA (“Goldman”), $0.8 million of bank debt related to Century Resorts Management GmbH (“CRM”) and $2.2 million related to a revolving credit facility related to Casinos Poland (“CPL”). The Company also has a revolving line of credit with Goldman of up to $30.0 million. If the Company has aggregate outstanding revolving loans, swingline loans and letters of credit greater than $10.5 million under the credit agreement with Goldman as of the last day of any fiscal quarter, it is required to maintain a Consolidated First Lien Net Leverage Ratio of 5.50 to 1.00 or less for such fiscal quarter. As of June 30, 2025, the Consolidated First Lien Net Leverage Ratio exceeded 5.50 to 1.00, but the Company had no outstanding revolving loans, swingline loans or letters of credit under the credit agreement with Goldman. The Company also has a $712.9 million long-term financing obligation under its master lease with subsidiaries of VICI Properties, Inc. (the “Master Lease”).

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/11

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2025 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post its current presentation, which may be used in one or more meetings with current and potential investors from time to time, at the Company’s website under www.cnty.com/investor/presentations/.

The Company will host its second quarter 2025 earnings conference call today, Thursday,  August 7, 2025  at 10:00 am EDT / 8:00 am MDT. U.S. domestic participants should dial 888-999-6281. For all international participants, please use 848-280-6550 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at https://app.webinar.net/3Nkqekp74Vm or obtain a recording of the call on the Company’s website until August 31, 2025 at www.cnty.com/investor/financials/financial-results/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR and Adjusted EBITDAR margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Loss

	For the three months		For the six months
	ended June 30,		ended June 30,
Amounts in thousands, except for per share information	2025	2024	2025	2024
Operating revenue:
Net operating revenue	$150,818	$146,435	$281,261	$282,451
Operating costs and expenses:
Total operating costs and expenses	134,243	132,174	257,546	259,904
Earnings from operations	16,575	14,261	23,715	22,547
Non-operating (expense) income, net	(24,898)	(23,655)	(50,435)	(47,621)
Loss before income taxes	(8,323)	(9,394)	(26,720)	(25,074)
Income tax expense	(1,250)	(29,619)	(1,732)	(25,633)
Net loss	(9,573)	(39,013)	(28,452)	(50,707)
Net earnings attributable to non-controlling interests	(2,736)	(2,600)	(4,470)	(4,450)
Net loss attributable to Century Casinos, Inc. shareholders	$(12,309)	$(41,613)	$(32,922)	$(55,157)

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.40)	$(1.36)	$(1.08)	$(1.81)
Diluted	$(0.40)	$(1.36)	$(1.08)	$(1.81)

Weighted average common shares
Basic	30,565	30,683	30,624	30,551
Diluted	30,565	30,683	30,624	30,551

Condensed Consolidated Balance Sheets
	June 30,	December 31,
Amounts in thousands	2025	2024
Assets
Current assets	$119,292	$135,549
Property and equipment, net	916,120	922,146
Other assets	173,039	168,617
Total assets	$1,208,451	$1,226,312

Liabilities and Equity
Current liabilities	$84,230	$86,044
Non-current liabilities	1,074,022	1,058,264
Century Casinos, Inc. shareholders' equity (deficit)	(41,493)	(9,300)
Non-controlling interests	91,692	91,304
Total liabilities and equity	$1,208,451	$1,226,312

5/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended June 30, 2025
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(487)	$599	$245	$(12,666)	$(12,309)
Interest expense (income), net (1)	13,082	3,338	49	9,469	25,938
Income tax expense	223	748	241	38	1,250
Depreciation and amortization	11,010	1,074	741	18	12,843
Net earnings attributable to non-controlling interests	1,840	772	124	—	2,736
Non-cash stock-based compensation	—	—	—	195	195
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	—	(922)	(210)	8	(1,124)
Loss (gain) on disposition of fixed assets	25	(2)	11	—	34
Pre-opening and termination expenses	—	—	741	—	741
Adjusted EBITDAR	$25,693	$5,607	$1,942	$(2,938)	$30,304

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Includes $1.0 million related to cost recovery income for Century Downs Racetrack and Casino (“CDR”) in the Canada segment.

	For the three months ended June 30, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(27,593)	$1,009	$(40)	$(14,989)	$(41,613)
Interest expense (income), net (1)	11,694	3,152	(20)	10,257	25,083
Income tax expense	28,225	456	87	851	29,619
Depreciation and amortization	10,803	1,088	515	43	12,449
Net earnings (loss) attributable to non-controlling interests	1,776	843	(19)	—	2,600
Non-cash stock-based compensation	—	—	—	343	343
(Gain) loss on foreign currency transactions and cost recovery income (2)	—	(1,098)	(189)	5	(1,282)
Loss on disposition of fixed assets	132	1	116	—	249
Adjusted EBITDAR	$25,037	$5,451	$450	$(3,490)	$27,448

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Includes $1.1 million related to cost recovery income for CDR in the Canada segment.

6/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the six months ended June 30, 2025
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(8,030)	$533	$81	$(25,506)	$(32,922)
Interest expense (income), net (1)	26,189	6,546	91	18,768	51,594
Income tax expense	223	964	331	214	1,732
Depreciation and amortization	22,016	2,073	1,111	36	25,236
Net earnings attributable to non-controlling interests	3,623	805	42	—	4,470
Non-cash stock-based compensation	—	—	—	486	486
Gain on foreign currency transactions, cost recovery income and other (2)	—	(952)	(205)	(86)	(1,243)
Loss (gain) on disposition of fixed assets	71	(2)	15	—	84
Pre-opening and termination expenses	—	—	1,022	—	1,022
Adjusted EBITDAR	$44,092	$9,967	$2,488	$(6,088)	$50,459

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Includes $1.0 million related to cost recovery income for CDR in the Canada segment.

	For the six months ended June 30, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(29,137)	$2,146	$(35)	$(28,131)	$(55,157)
Interest expense (income), net (1)	23,440	6,061	(55)	20,765	50,211
Income tax expense (benefit)	24,705	1,184	238	(494)	25,633
Depreciation and amortization	21,093	2,237	1,053	97	24,480
Net earnings (loss) attributable to non-controlling interests	3,553	914	(17)	—	4,450
Non-cash stock-based compensation	—	—	—	846	846
Gain on foreign currency transactions, cost recovery income and other (2)	—	(1,907)	(333)	(350)	(2,590)
Loss (gain) on disposition of fixed assets	521	(36)	357	1	843
Acquisition costs	—	—	—	(19)	(19)
Adjusted EBITDAR	$44,175	$10,599	$1,208	$(7,285)	$48,697

(1)

See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense (income), net and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

(2)	Includes $1.1 million related to cost recovery income for CDR in the Canada segment.

7/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Caruthersville Adjusted EBITDAR* to Net Earnings Attributable to Century Casinos, Inc. Shareholders.

Amounts in thousands	Q4 2024 (1)	Q1 2025	Q2 2025	Total
Net earnings attributable to Century Casinos, Inc. shareholders	$1,070	$1,497	$1,185	$3,752
Interest expense (income), net	1,906	3,051	3,165	8,122
Income tax expense	129	—	223	352
Depreciation and amortization	869	1,508	1,512	3,889
Loss on disposition of fixed assets	3	—	23	26
Adjusted EBITDAR	$3,977	$6,056	$6,108	$16,141

Amounts in thousands	Q4 2023 (2)	Q1 2024	Q2 2024	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$436	$1,468	$(1,375)	$529
Interest expense (income), net	1,277	1,928	1,849	5,054
Income tax expense	261	494	3,053	3,808
Depreciation and amortization	691	1,046	1,063	2,800
Loss on disposition of fixed assets	20	3	116	139
Adjusted EBITDAR	$2,685	$4,939	$4,706	$12,330

(1)	Results for November 1, 2024 to December 31, 2024.
(2)	Results for November 1, 2023 to December 31, 2023.

Net Earnings (Loss) Margins** and Adjusted EBITDAR Margins***

		For the three months		For the six months
		ended June 30,		ended June 30,
		2025	2024	2025	2024
United States	Net Operating Revenue	$106,104	$106,515	$199,401	$202,543
	Net Earnings (Loss) Margin	(1%)	(26%)	(4%)	(14%)
	Adjusted EBITDAR Margin	24%	24%	22%	22%
Canada	Net Operating Revenue	$20,005	$19,827	$36,521	$38,153
	Net Earnings (Loss) Margin	3%	5%	2%	6%
	Adjusted EBITDAR Margin	28%	28%	27%	28%
Poland	Net Operating Revenue	$24,709	$20,093	$45,339	$41,742
	Net Earnings (Loss) Margin	1%	—	—	—
	Adjusted EBITDAR Margin	8%	2%	6%	3%
Corporate and Other	Net Operating Revenue	$—	$—	$—	$13
	Net Earnings (Loss) Margin	NM (1)	NM	NM	NM
	Adjusted EBITDAR Margin	NM	NM	NM	NM
Consolidated	Net Operating Revenue	$150,818	$146,435	$281,261	$282,451
	Net Earnings (Loss) Margin	(8%)	(28%)	(12%)	(20%)
	Adjusted EBITDAR Margin	20%	19%	18%	17%

(1)	Not meaningful.

8/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Summary of Interest Expense (Income), Net

	For the three months		For the six months
	ended June 30,		ended June 30,
Amounts in thousands	2025	2024	2025	2024
Interest income	$(273)	$(673)	$(653)	$(1,359)
Interest expense - Credit Agreements	8,864	9,821	17,656	19,720
Interest expense - Master Lease Financing Obligation	16,494	15,175	32,896	30,374
Interest expense - Deferred Financing Costs	674	674	1,348	1,348
Interest expense - Miscellaneous	179	86	347	128
Interest expense (income), net	$25,938	$25,083	$51,594	$50,211

Cash Rent Payments

	For the three months		For the six months
	ended June 30,		ended June 30,
Amounts in thousands	2025	2024	2025	2024
Master Lease	$14,404	$15,195	$28,731	$24,639
Nugget Lease (1)	1,936	1,913	3,849	3,175

(1)

Represents payments with respect to the 50% interest in the Nugget Lease owned by Marnell Gaming, LLC through Smooth Bourbon, LLC (“Smooth Bourbon”), a 50% owned subsidiary of the Company that owns the real estate assets underlying the Nugget Casino Resort.

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of June 30, 2025.

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel Central City
Century Casino & Hotel Cripple Creek
Century Casino & Hotel Cape Girardeau and The Riverview
Century Casino & Hotel Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada	Century Casino & Hotel Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Corporate Other

9/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

*  We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Master Lease), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, termination expenses related to closing a casino, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP.

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable GAAP measure, as indicators of our performance. In addition, consolidated Adjusted EBITDAR also should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items. Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

** We define net earnings (loss) margin as net earnings (loss) attributable to Century Casinos, Inc. shareholders divided by net operating revenue.

*** We define Adjusted EBITDAR margin as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of our casino operations.

10/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casinos & Hotels Cape Girardeau and Caruthersville in Missouri, and Century Casinos & Hotels in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno-Sparks, Nevada. In Alberta, Canada, the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and CDR in Calgary. In Poland, the Company operates five casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

FORWARD-LOOKING STATEMENTS, BUSINESS ENVIRONMENT AND RISK FACTORS

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding our strategic review process and the results thereof, the commencement of sports betting in Missouri, our agreement with BetMGM and any expected benefits thereto, our recently opened Caruthersville land-based casino and hotel, licensing and opening of our Poland casinos, expectations for our Poland segment moving forward,  the Goldman credit agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company, including expectations regarding 2025 and later results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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